EXHIBIT 99.1

Scholastic Reports First Quarter Fiscal 2015 Results

NEW YORK, Sept. 25, 2014 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2015 first quarter ended August 31, 2014.

Revenue in the first quarter was $283.8 million, compared to $276.3 million a year ago, an increase of $7.5 million, or 3%. The Company reported first quarter loss per share of $1.05, versus a loss per share of $0.94 in the prior year period. Results for the first quarter of fiscal 2015 included one-time expenses of $0.02 per share related to severance as a result of the Company's cost reduction programs. The prior year period included one-time expenses of $0.04 per share. Scholastic typically records a loss in its fiscal first quarter, when most U.S. schools are not in session.

First quarter revenue increases primarily reflected gains in guided reading and classroom book collections, educational technology math products and programs, international channels, and school clubs and fairs. While the first quarter is not significant for clubs and fairs since most schools are not in session, their combined 20% revenue growth reflects a continuing positive trend. In Educational Technology, most of the revenue decline compared to the prior year came from a tough comparison due to the launch of a new slate of products in the first quarter of last year, including a significant delivery of the Company's Common Core Code X® middle school language arts print curriculum for New York City. First quarter operating loss increased $7.5 million, or 16% compared to the loss in the prior year period, primarily due to lower results in the Company's Educational Technology segment, including higher amortization costs related to the new programs, and slightly higher losses in certain international markets, as well as in the Company's media operations due to higher amortization costs for new programming.

Free cash use (as defined) for the first quarter was $76.9 million, compared to $93.8 million in the prior year period, mainly due to improved collections and more favorable negotiated terms with the Company's suppliers. At quarter end, the Company's net debt (as defined) was $183.5 million versus $13.4 million a year ago. The higher net debt balance was attributable to the Company's strategic purchase of its headquarters location in New York City in February 2014.

"In our Educational Technology segment this quarter, we further strengthened our field sales organization by adding critical new sales management, and we intensified sales efforts on our core reading and mathematics intervention programs, including services to support the professional growth of teachers. We expect to see higher revenues from these initiatives over the remainder of the fiscal year," said Richard Robinson, Chairman, President and Chief Executive Officer. "Meanwhile, strong results in classroom books and our guided reading products show that schools are expanding their use of customized reading programs for grades K−5, while encouraging independent reading and the use of children's literature programs, which are the hallmark of Scholastic. As a whole, our education business is performing well, as our offerings are aligned with the broader trends in education. In addition, our school-based clubs and fairs are also benefiting from the renewed concentration on independent reading as a gateway to improved student motivation and achievement."

Scholastic affirmed its fiscal 2015 outlook for total revenue of approximately $1.9 billion and earnings per diluted share from continuing operations in the range of $1.80 to $2.00, before the impact of any one-time items associated with cost reduction programs or non-cash, non-operating items. The Company continues to expect free cash flow in the range of $65 to $85 million.

First Quarter Results

Children's Book Publishing and Distribution. Segment revenue in the first quarter was $54.7 million, compared to $54.6 million in the prior year period. Trade revenues were bolstered by strong frontlist titles including the Minecraft handbook series, in which the third book Combat was shipped during the quarter, Sisters by Raina Telgemeier, the 11th book in the successful Captain Underpants series, Star Wars: Jedi Academy (Book 2), and the multi-platform Spirit Animals™. The performance of these titles was more than offset by lower sales of The Hunger Games trilogy, as anticipated, and Harry Potter, which had strong sales in the prior year period when paperback editions featuring new cover art were released. Although this is the smallest revenue quarter for the segment's school channels, the Company showed a $2.2 million, or 35% increase over prior year in book clubs, driven by higher orders and revenue per order, and a $1.1 million, or 10% increase in its book fair operations from higher revenue per fair. The seasonal operating loss for the segment improved to $60.5 million, from $61.5 million a year ago, primarily as a result of lower book clubs operating costs.

Educational Technology and Services. Segment revenue for the first quarter was $89.4 million, compared to $94.8 million in the prior year period, a 6% decrease, primarily reflecting lower sales of the Company's reading technology programs and its Common Core Code X curriculum print product, which sold over $4 million in the first quarter of last year, including a major sale which was not repeated this year. These declines were partially offset by improved sales of the Company's math products, in both print and digital offerings, including Do The Math®, MATH 180®, and Scholastic Math Inventory (SMI), the Company's computer-adaptive math assessment program. Segment operating income declined 16% to $30.3 million, compared to $36.2 million in the prior year period, due to lower revenues and higher amortization expense in the current year period.

Classroom and Supplemental Materials Publishing. Segment revenue was $42.8 million, an increase of $5.0 million, or 13%, compared to $37.8 million in the prior year period. This increase was driven by higher sales of the Company's classroom books and guided and leveled reading programs, including the Guided Reading Blue 2nd Edition with a non-fiction focus. Segment operating loss improved to $0.5 million, compared to the prior year operating loss of $1.6 million, due to the increased sales of the segment's guided reading programs and classroom books in the current quarter.

International. Segment revenue in the first quarter increased to $86.3 million, from $78.7 million in the prior year period, an increase of $7.6 million, or 10%, as a result of higher media and technology sales in Australia, improved performance across all key channels in the United Kingdom, and higher direct sales in Malaysia and Thailand. Foreign currency exchange rates favorably impacted revenue by $1.3 million in the quarter. Segment operating loss was $1.9 million, compared to a loss of $0.7 million in the prior year period, mainly as a result of a high margin education sale in the prior period along with costs associated with a one-time write-off of certain inventory and higher bad debt reserves in Canada in the current quarter, as well as increased investments associated with the segment's education publishing for international markets.

Media, Licensing and Advertising. Segment revenue in the first quarter was $10.6 million, up from $10.4 million in the prior year period, primarily as a result of higher sales of the Company's original animated programming, WordGirl® and Astroblast!™, and from increased advertising in the Company's consumer magazines group, as well as higher audio book sales. These results were partially offset by lower sales of interactive products and media content to streaming platforms. Segment operating loss was $3.9 million, compared to a loss of $1.9 million last year, primarily due to higher cost of product in consumer magazines and higher amortization of production expenses for new programming.

Other Financial Results. Corporate overhead was $16.9 million, compared to $16.4 million in the prior year period, including one-time items of $1.2 million and $1.4 million, respectively, related to severance charges taken in conjunction with the Company's restructuring cost savings initiatives.

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2015. The dividend is payable on December 15, 2014 to shareholders of record as of the close of business on October 31, 2014.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations. Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, September 25, 2014. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President, CAO and CFO, Maureen O'Connell, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 88381484. The recording will be available through Friday, October 3, 2014.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books and a leader in educational technology and related services and children's media. Scholastic creates quality books and ebooks, print and technology-based learning materials and programs, magazines, multi-media and other products that help children learn both at school and at home. The Company distributes its products and services worldwide through a variety of channels, including school-based book clubs and book fairs, retail stores, schools, libraries, on-air, and online at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	08/31/14	08/31/13

Revenues	$283.8	$276.3

Operating costs and expenses:
Cost of goods sold	150.2	137.9
Selling, general and administrative expenses (1)	171.3	167.0
Bad debt expense	2.2	1.4
Depreciation and amortization	13.5	15.9

Total operating costs and expenses	337.2	322.2

Operating income (loss)	(53.4)	(45.9)

Interest expense, net	0.9	1.9

Earnings (loss) from continuing operations before income taxes	(54.3)	(47.8)

Provision (benefit) for income taxes	(20.3)	(17.7)

Earnings (loss) from continuing operations	(34.0)	(30.1)

Earnings (loss) from discontinued operations, net of tax	(0.1)	0.2

Net income (loss)	($34.1)	($29.9)

Basic and diluted earnings (loss) per Share of Class A and Common Stock: (2)
Basic:
Earnings (loss) from continuing operations	(1.05)	(0.94)
Earnings (loss) from discontinued operations, net of tax	(0.00)	0.00
Net income (loss)	(1.05)	(0.94)

Diluted:
Earnings (loss) from continuing operations	(1.05)	(0.94)
Earnings (loss) from discontinued operations, net of tax	(0.00)	0.00
Net income (loss)	(1.05)	(0.94)

Basic weighted average shares outstanding	32,367	31,821
Diluted weighted average shares outstanding	33,045	32,492

(1)	In the three months ended August 31, 2014 and August 31, 2013, the Company recognized pretax severance charges of $1.2 and $2.0, respectively, related to the Company's cost savings initiatives.
(2)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding.  Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENTS
(UNAUDITED)
(Amounts in millions)

	THREE MONTHS ENDED
	08/31/14	08/31/13	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$8.4	$6.2	$2.2	35%
Book Fairs	11.8	10.7	1.1	10%
Consolidated Trade	34.5	37.7	(3.2)	(8%)
Total revenue	54.7	54.6	0.1	0%
Operating income (loss)	(60.5)	(61.5)	1.0
Operating margin	-	-

Educational Technology and Services
Revenue	89.4	94.8	(5.4)	(6%)
Operating income (loss)	30.3	36.2	(5.9)	(16%)
Operating margin	33.9%	38.2%

Classroom and Supplemental Materials Publishing
Revenue	42.8	37.8	5.0	13%
Operating income (loss)	(0.5)	(1.6)	1.1
Operating margin	-	-

International
Revenue	86.3	78.7	7.6	10%
Operating income (loss)	(1.9)	(0.7)	(1.2)
Operating margin	-	-

Media, Licensing and Advertising
Revenue	10.6	10.4	0.2	2%
Operating income (loss)	(3.9)	(1.9)	(2.0)
Operating margin	-	-

Overhead expense	16.9	16.4	(0.5)	(3%)

Operating income (loss) from continuing operations	($53.4)	($45.9)	($7.5)

SCHOLASTIC CORPORATION
SUPPLEMENTAL INFORMATION
(UNAUDITED)
(Amounts in millions)

SELECTED BALANCE SHEET ITEMS

		08/31/14	08/31/13

Continuing Operations
	Cash and cash equivalents	$15.4	$15.8
	Accounts receivable, net	239.1	211.6
	Inventories, net	390.5	374.6
	Accounts payable	232.7	207.3
	Accrued royalties	47.4	45.5
	Lines of credit, short-term debt and current portion of long-term debt	13.9	29.2
	Long-term debt, excluding current portion	185.0	0.0
	Total debt	198.9	29.2
	Total capital lease obligations	0.0	57.8
	Net debt (1)	183.5	13.4

Discontinued Operations
	Total assets of discontinued operations	0.4	0.4
	Total liabilities of discontinued operations	1.1	1.3

Total stockholders' equity		892.7	827.9

SELECTED CASH FLOW ITEMS

		THREE MONTHS ENDED
		08/31/14	08/31/13

	Net cash provided by (used in) operating activities	($55.8)	($70.8)
	Less: Additions to property, plant and equipment	7.3	7.3
	Pre-publication and production costs	13.8	15.7

	Free cash flow (use) (2) (3)	($76.9)	($93.8)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The
Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and pre-publication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(3)	Free cash flow (use) includes discontinued operations for the three months ended August 31, 2014 and August 31, 2013.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/14	items	One-time items	08/31/13	items	One-time items

Revenues	$283.8	$0.0	$283.8	$276.3	$0.0	$276.3

Operating costs and expenses:
Cost of goods sold	150.2	-	150.2	137.9	-	137.9
Selling, general and administrative expenses (1)	171.3	(1.2)	170.1	167.0	(2.0)	165.0
Bad debt expense	2.2	-	2.2	1.4	-	1.4
Depreciation and amortization	13.5	-	13.5	15.9	-	15.9

Total operating costs and expenses	337.2	(1.2)	336.0	322.2	(2.0)	320.2

Operating income (loss)	(53.4)	1.2	(52.2)	(45.9)	2.0	(43.9)

Interest expense, net	0.9	-	0.9	1.9	-	1.9

Earnings (loss) from continuing operations before income taxes	(54.3)	1.2	(53.1)	(47.8)	2.0	(45.8)

Provision (benefit) for income taxes	(20.3)	0.5	(19.8)	(17.7)	0.7	(17.0)

Earnings (loss) from continuing operations	(34.0)	0.7	(33.3)	(30.1)	1.3	(28.8)

Earnings (loss) from discontinued operations, net of tax	(0.1)	-	(0.1)	0.2	-	0.2

Net income (loss)	($34.1)	$0.7	($33.4)	($29.9)	$1.3	($28.6)

Basic and diluted earnings (loss) per Share of Class A and Common Stock:
Basic:
Earnings (loss) from continuing operations	(1.05)	0.02	(1.03)	(0.94)	0.04	(0.90)
Earnings (loss) from discontinued operations, net of tax	(0.00)	-	(0.00)	0.00	-	0.00
Net income (loss)	(1.05)	0.02	(1.03)	(0.94)	0.04	(0.90)

Diluted:
Earnings (loss) from continuing operations	(1.05)	0.02	(1.03)	(0.94)	0.04	(0.90)
Earnings (loss) from discontinued operations, net of tax	(0.00)	-	(0.00)	0.00	-	0.00
Net income (loss)	(1.05)	0.02	(1.03)	(0.94)	0.04	(0.90)

(1) In the three months ended August 31, 2014 and August 31, 2013, the Company recognized pretax severance charges of $1.2 and $2.0, respectively, related to the Company's cost savings initiatives.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENT SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/14	items	One-time items	08/31/13	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$8.4		$8.4	$6.2		$6.2
	Book Fairs	11.8		11.8	10.7		10.7
	Consolidated Trade	34.5		34.5	37.7		37.7
	Total revenue	54.7		54.7	54.6		54.6
	Operating income (loss)	(60.5)		(60.5)	(61.5)		(61.5)
	Operating margin	-		-	-		-

	Educational Technology and Services
	Revenue	89.4		89.4	94.8		94.8
	Operating income (loss)	30.3		30.3	36.2		36.2
	Operating margin	33.9%		33.9%	38.2%		38.2%

	Classroom and Supplemental Materials Publishing
	Revenue	42.8		42.8	37.8		37.8
	Operating income (loss)	(0.5)		(0.5)	(1.6)		(1.6)
	Operating margin	-		-	-		-

	International
	Revenue	86.3		86.3	78.7		78.7
	Operating income (loss) (1)	(1.9)		(1.9)	(0.7)	0.6	(0.1)
	Operating margin	-		-	-		-

	Media, Licensing and Advertising
	Revenue	10.6		10.6	10.4		10.4
	Operating income (loss)	(3.9)		(3.9)	(1.9)		(1.9)
	Operating margin	-		-	-		-

	Overhead expense (2)	16.9	(1.2)	15.7	16.4	(1.4)	15.0

	Operating income (loss) from continuing operations	($53.4)	$1.2	($52.2)	($45.9)	$2.0	($43.9)

(1)	In the three months ended August 31, 2013, the Company recognized a pretax severance charge in its International segment of $0.6 related to cost savings initiatives.
(2)

In the three months ended August 31, 2014 and August 31, 2013, the Company recognized pretax severance charges of $1.2 and $1.4, respectively, in
Corporate Overhead related to the Company's cost savings initiatives.

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SCHL: Financial

CONTACT: Scholastic Corporation: Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com; Media: Kyle Good, (212) 343-4563, kgood@scholastic.com